SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2014

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 18, 2014, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its subsidiary Page Eight Funding LLC renewed and amended their existing revolving credit agreement (as renewed and amended, the "Credit Agreement") and related agreements with Citibank, N.A. (the “Lender”), and with others. Loans under the Credit Agreement are to be secured by automobile receivables that CPS now holds or may purchase in the future from dealers.

Under the Credit Agreement, and subject to its terms and conditions, the lenders have agreed to lend from time to time through August 15, 2016 up to a maximum of $100 million. At the conclusion of the two-year revolving period, at the election of either the borrower or the lender, the loans are to amortize for an additional one year, and then become due in full. Loans under the Credit Agreement bear interest during the revolving period at a floating rate equal to one-month LIBOR plus 5.50%, but in all events no less than 6.25% per year, and during the amortization period (if any) at a floating rate equal to one-month LIBOR plus 6.50%, but in all events no less than 7.25% per year. The loans are subject to acceleration upon the occurrence of certain defined events of default. In connection with the renewal of the Credit Agreement, CPS paid a closing fee of $603,022 to the Lender.

Affiliates of the Lender have also performed investment banking and advisory services for CPS from time to time, for which they have received customary fees and expenses. Additional information regarding transactions and relationships between CPS and affiliates of the Lender is set forth in the definitive proxy statement of CPS filed April 30, 2014, under the caption “Certain Transactions – Citigroup,” which information is incorporated herein by reference.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to item 1.01 is incorporated herein by reference.

CPS first incurred indebtedness under the original Credit Agreement in the amount of approximately $9.1 million on May 14, 2012. As of the date of this report, the amount owed is $44.0 million. CPS intends to incur indebtedness under the Credit Agreement from time to time as it purchases motor vehicle receivables from dealers. CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: August 22, 2014	By:	/s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Executive Vice President and Chief Financial Officer Signing on behalf of the registrant